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                                Agreement between
                             EvergreenBancorp, Inc.
                                       and
                                 Bette J. Floray

This Agreement ("Agreement") is made and entered into between EvergreenBancorp, Inc. (the "Company") and Bette J. Floray (Interim Chief Financial Officer).

                                    Recitals

      A. The Company desires to retain the services of the Interim Chief Financial Officer to perform for the Company on an as-needed basis functions similar to those of the Company's Chief Financial Officer.

      B. Interim Chief Financial Officer desires to perform, and the Company is willing to have Chief Financial Officer perform, such services as an independent contractor for the Company.

                                    Agreement

Now, therefore, the parties hereto hereby agree as follows:

      1.    Effective date. August 3, 2006

      2. Services. Interim Chief Financial Officer agrees to serve on an as-needed basis.

      3. Compensation. As compensation for the performance of the Services, the Company shall pay Interim Chief Financial Officer one hundred fifty dollars ($150) per hour.

      4. Expenses. The Company shall reimburse Interim Chief Financial Officer for any expenses incurred by Interim Chief Financial Officer in performing the Services subject to Interim Chief Financial Officer providing receipts or other documentation that evidences such expenses.

      5. Termination. Either party hereto shall have the right to terminate this Agreement in the event of a breach by the other party if such breach continues uncured for a period of five days after the
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            breaching party is given written notice thereof by the non-breaching party. Notwithstanding the foregoing sentence, the Company may immediately terminate this Agreement if Interim Chief Financial Officer breaches any provision of Section 7 below. The election by the Company to terminate this Agreement shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any such termination.

      6.    Relationship of parties.

            1. Independent Contractor. Interim Chief Financial Officer is an independent contractor and is not an agent, partner, or employee of the Company. Interim Chief Financial Officer shall perform the Services under the general direction of the Company, but Interim Chief Financial Officer shall determine, in Interim Chief Financial Officer's sole and exclusive discretion, the manner and means by which the Services are accomplished, subject to the requirement that Interim Chief Financial Officer shall, at all times, comply with applicable law.

            2. Employment Taxes and Contributions. Interim Chief Financial Officer shall report as income all compensation received by Interim Chief Financial Officer under this Agreement. The Company shall not withhold any federal, state or local taxes, or make any contributions on behalf of Interim Chief Financial Officer relating to the compensation received by Interim Chief Financial Officer under this Agreement.

            3. No Benefits. Because Interim Chief Financial Officer is engaged an independent contractor and not an employee of the company, the company shall not provide Interim Chief Financial Officer with any form or type of benefits, including, but not limited to, health, life, or disability insurance.

      7.    Confidential Information

            1. Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall include, but not be limited to: (i) information concerning the operation, business and finances of the Company; (ii) the identity and financial information and records of customers of the Company; and (iii) information regarding regulatory examinations and other information regarding the Company not generally known other than by the Company and its agents, employees, and other representatives.

            2. Maintenance of Confidentiality. Interim Chief Financial Officer acknowledges that maintaining the confidentiality of all Confidential information is critically important to the Company and that Interim Chief Financial Officer has a fiduciary duty to maintain the confidentiality of the Confidential Information. In addition, Interim Chief Financial Officer understands that agreement to maintain the confidentiality of all Confidential Information is a material inducement to the Company in executing this agreement.

            3. Restriction on Removal and Duplication. Interim Chief Financial Officer agrees not to remove, reproduce, summarize or copy any Confidential Information except as expressly required by the Company in connection with the performance of her Services under this Agreement. Interim Chief Financial Officer agrees to return all Confidential Information once such Confidential Information is no longer required for Interim Chief Financial Officer to perform services for the Company.

      8.    Arbitration

            1. Arbitration. At either party's request, the parties must submit any dispute, controversy, or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect.

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            2.    Governing Law. All proceedings will be held at a place
                  designated by the arbitrator in King County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

In witness whereof, the parties have signed this Agreement as of the date first set forth above.

EvergreenBancorp, Inc.                Interim Chief Financial Officer

/s/ Gerald O. Hatler                  /s/ Bette J. Floray
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Gerald O. Hatler                      Bette J. Floray
Chief Executive Officer